EXHIBIT 10.60

PROCON BAJA JV, S. DE R.L. DE C.V.

GENERAL ASSEMBLY OF PARTNERS

JUNE 17, 2016

In the city of Ensenada, Baja California, at 10:00 a.m. on June 17, 2016, they met at the offices of PROCON BAJA JV, S. DE R.L. DE C.V.

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Following and taking into account the previous demonstrations, the Assembly of Members proceeds to deliberate, and unanimously votes the following:

RESOLUTIONS:

First: The personality of Mr. Jan Gunnar Gunnarsson Telander as the legal representative of PROGREEN PROPERTIES, INC. Is fully recognized. And consequently, the cession to nominal value of the social part of which Mr. Jan Gunnar Gunnarsson Telander owns in favor of PROGREEN PROPERTIES, INC., is approved, so that there is no property, it does not generate taxes on income in charge of any of the sellers or buyers of this social part.

With the payment of Mr. Jan Gunnar Gunnarsson Telander, of the nominal value of the social part that gives in this act in favor of PROGREEN PROPERTIES, INC.

Second: Once the assignment of the social part is accepted, the company's social capital is integrated as follows:

PARTNERS	SOCIAL PART	SOCIAL CAPITAL
INMOBILIARIA CONTEL S.DE R.L. DE CV	1	$24,000.00 pesos
PROGREEN PROPERTIES, INC.	1	$26,000.00 pesos
TOTAL	2	$50,000.00 pesos

Third: In terms of what is established in the Law corresponding to the matter, make the respective annotation in the Company's Register of Partners.

SECOND POINT.- In compliance with the second point of the Order of the Day, the President of the Assembly expressed to the partners the need of the company to modify the administrative body of the same for the best exercise of the corporate purpose of the company. By virtue of the foregoing, the President of the Assembly proposes to create an administrative body composed of a BOARD OF MANAGERS, for which it is proposed to Messrs. Flavio Francisco Contreras Espinoza, Jan Gunnar Gunnarsson Telander and Christina Marie Lombera. Allowing a period of time to submit to the consideration of the Assembly.

The aforementioned discussion, the Assembly of Members unanimously adopted the following:

RESOLUTIONS:

FIRST.- The Assembly, in accordance with the ninth article of the general statutes of the company, decides to modify the administrative body of the company, so that in the next it is administered by a MANAGEMENT BOARD, for which purpose it is designated in this act to Messrs. Flavio Francisco Contreras Espinoza, Jan Gunnar Gunnarsson Telander and Christina Marie Lombera; who for the exercise of their positions, shall enjoy all the powers and powers established in the seventh clause of the articles of incorporation of the company and the rest that the statutes and the law grant them, in accordance with article 74 (seventy four) of the General Law of Commercial Companies, faculties that are hereby reproduced as if they were inserted in the letter for all the corresponding legal effects; with the limitation that THE POWERS FOR ACTS OF ADMINISTRATION, TO SUBSCRIBE CREDIT SECURITIES, TO BREAK CHECKS AND TO EXERCISE ACTS OF THE CALLS OF RIGOROUS DOMAIN, WHICH SHOULD BE EXERCISED JOINTLY REQUIRING AT LEAST THE SIGNATURE OF TWO OF THE TREASURY MEMBERS OF THE COUNCIL OF MANAGERS WHO FORM THE MANAGEMENT BODY.

Messrs. Flavio Francisco Contreras Espinoza, Jan Gunnar Gunnarsson Telander and Christina Marie Lombera in this act accept the charges that were conferred on them, protesting their faithful and loyal performance; without needing to guarantee the same, because the Assembly of Members excuses them from this obligation in this act.

SECOND.- The members' meeting delivers the broadest settlement that in law proceeds to Mr. Flavio Francisco Contreras Espinoza and Mr. Jan Gunnar Gunnarsson Telander for the services rendered as General Manager and Administrative Manager, respectively, of the company, who manifest your entire satisfaction and compliance upon receiving the aforementioned settlement.

THIRD POINT.- In compliance with the last item of the Order of the Day, the President of the Assembly expressed to the members the need to designate special delegates to jointly or separately appear before the Notary Public on behalf of the Extraordinary

General Assembly of Members. His election, for the purpose of formalizing, ratifying the powers and resolutions adopted in this assembly; obtain the corresponding testimony and register the first of them in the Public Registry of Property and Commerce of the company's registered office; as well as carry out any act that is necessary for the purpose of registering the resolutions adopted in this meeting, and where appropriate, issue certified copies of this act.

The assembly, after discussing the above, unanimously approved the following:

RESOLUTION

ONLY.- IT IS RESOLVED to appoint FLAVIO FRANCISCO CONTRERAS ESPINOZA and / or MARIO HÉCTOR VALLES LAVANDERA so that on behalf of the Assembly of Members jointly or separately appear before the Public Notary or Public Broker of their choice, for the purpose of formalizing, ratifying the powers and the resolutions adopted in this assembly; obtain the corresponding testimony and register the first of them in the Public Registry of Property and Commerce of the company's registered office; as well as carry out any act that is necessary for the purpose of registering the resolutions adopted in this meeting, and where appropriate, issue certified copies of this act.

There being no other matter to discuss, the Assembly was adjourned, after a brief recess to prepare this report, which once read was signed by all present.

PRESIDENT	SECRETARY/TELLER
Flavio Francisco Contreras Espinoza	Jan Gunnar Gunnarsson Telander

Jan Gunnar Gunnarsson Telander	WITNESS/GUEST
LEGAL REPRESENTATIVE OF PROGREEN PROPERTIES, INC	Mario Héctor Valles Lavandera

WITNESS/GUEST
Christina Marie Lombera